UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2015

Madison Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-188753
(Commission File Number)

None

(IRS Employer Identification No.)

1208 Tamarind Road
Dasmarinas Village, Makati City
Metro Manila, Philippines 1222
(Address of principal executive offices and Zip Code)

+55 (442) 388-2645
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. Forward-looking statements made in this Form 8-K include statements about:

•	our plans to develop and market a medical device using the license from Ocure Ltd.;

•	our belief that our proposed devices present a novel approach for treating anal fissures that are safe and simple to use by patients with minimal discomfort;

•	our plans to hire industry experts and expand our management team;

•	our belief that our devices will be classified as Class II medical devices and regulations applicable to our business and products; and

•	our beliefs regarding the future of our markets and competitors.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" and the risks set out below, any of which may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	general economic and business conditions;

•	our ability to effectively develop and market products that we acquire or license;

•	risks inherent in the medical device industry;

•	competition for, among other things, capital, medical device products and skilled personnel; and

•	other factors discussed under the section entitled "Risk Factors".

These risks may cause our company's or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K and unless otherwise indicated, the terms "we", "us" and "our" refer to Madison Ventures Inc. and our wholly owned subsidiary, Madison-IL Ltd., an Israeli corporation (the "Subsidiary"). Unless otherwise specified, all dollar amounts are expressed in United States dollars.

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Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2015, we entered into an exclusive license agreement (the "License Agreement") with Ocure Ltd. ("Ocure"), an Israeli corporation with a principal address at High-Tech Village, Givat Ram Campus, Hebrew University, P.O. Box 39158, Jerusalem 91391, Israel, and Madison-IL Ltd. (the "Subsidiary"), our wholly-owned subsidiary, incorporated in Israel. Pursuant to the License Agreement, Ocure granted to the Subsidiary an exclusive, sub-licensable, worldwide, license (the "License") to Ocure's semi-occlusive wound dressing for ambulatory treatment of acute and chronic anal fissure, pursuant to Ocure's patents and patent applications (the "Licensed Technology") and to its production, use, import, offer for sale, sell, lease, distribute, or otherwise commercialize the Licensed Technology for uses classified as medical devices, or those otherwise approved ultimately as an OTC (over-the-counter) remedy.

As consideration for the License, we agreed to provide the initial round of $250,000 to the Subsidiary for commercialization of the technology, payable as follows:

•	$10,000 (paid to Ocure at the signing of the letter of intent dated February 27, 2015);

•	$90,000 at the later of May 11, 2015 or the final signing date of the License Agreement (the "Effective Date"); and

•	$150,000 at the later of June 5, 2015 or 18 calendar days after the Effective Date.

The Effective Date will occur upon satisfaction of the Condition Precedent, approval of the Agreement by the Chief Scientist of the Israeli Ministry of the Economy.

In addition, we agreed to make the second round of an additional $250,000 available to the Subsidiary at the end of the initial six months period from the Effective Date, provided that Ocure has delivered on its applicable commitments and milestones as set out in the License Agreement for such six month period, the License will and have continued to be held in force, and that at such time and date, ownership and right to any additional assets (not including the Licensed Technology) then existing in Ocure will be fully transferred to the Subsidiary. The second round will be payable as follows:

•	$100,000 at the later of November 6, 2015 or 168 calendar days after the Effective Date;

•	$100,000 at the later of December 4, 2015 or 196 calendar days after the Effective Date;

•	$50,000 at the later of January 8, 2016 or 230 calendar days after the Effective Date.

In the event that Ocure does not deliver on its applicable commitments and milestones for us to invest the second round payment to the Subsidiary, and we elect not to pay the second round payment, the License Agreement and the License will be terminated.

In consideration of the License for the Licensed Technology and with respect to any inventions, improvement, development or enhancement based upon, consists of, comprises, contains or incorporates the Licensed Technology invented following the Effective Date by the Subisdiary, its affiliate or sublicensee (the "New Inventions"), we agreed that the Subsidiary will pay to Ocure royalties calculated as 5% of gross sales attributable to the Subsidiary and the Subsidiary's sublicenses. In addition, we agreed that the Subsidiary will promptly pay to Ocure 20% of any cash or non-cash consideration received, whether for sublicense initiation fee, annual fee, sublicense milestone payments, or other such non-sale based royalty consideration payable by a sublicense as consideration for or under a sublicense.

Immediately after the closing of the License Agreement and for a period of one month, the shareholders of Ocure and certain individuals designated by Ocure will have opportunity to purchase and acquire an equity stake in our company that will equate to a collective ownership stake of up to 1,775,000 shares of our common stock at the par value purchase price of $0.001 per share. In addition, we agreed to establish an incentive stock option plan reserving up to 20% of our issued share capital, as of the closing.

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The License Agreement provides that the Subsidiary will pay a monthly overhead fee to Van Leer Technology Ventures Jerusalem Ltd., in the amount of $1,000 per month plus VAT, for office overhead services.

The License Agreement provides that at the closing the parties will agree upon the terms according to which certain principals of Ocure will, on or before any portion of the second round payment is paid, enter into consulting and service agreements with the Subsidiary. The License Agreement provides that the consulting and service agreements will contain escrow release provisions and repurchase rights to govern the common shares issuable to the principals (10% to be released 30 days from the date of the second round payment with 10% being released every 90 days thereafter).

Following the consummation of the second round payment, we agreed to establish a board of directors consisting of five individuals (three representatives on behalf of Ocure and two representatives on behalf of our company) and procure director & officer liability insurance.

The closing of the License Agreement is subject to certain conditions, including:

•	Ocure providing us with certain materials relating to the budgets and milestones to be met by Ocure;

•	Obtaining all corporate and/or third party approvals required;

•	Obtaining the approval of the Office of the Chief Scientist of the Israeli Ministry of the Economy (the "OCS") to Ocure's performance of the License Agreement (if the approval of the OCS is not obtained within 90 days of the date of the signature of the License Agreement, the License Agreement will become null and void); and

•	Our paying $90,000, the second tranche of the initial round of payment.

The License Agreement will continue, on a country-by-country basis, until the later of: (a) the date of expiration of the last to expire of Ocure's rights in Ocure patents in such country or such other grant of statutory exclusivity, or (b) the end of a period of 15 years from the date of making the First Commercial Sale in such country; unless sooner terminated pursuant to the terms of the License Agreement. Should an Ocure patent expire prior to 15 years from the date of the First Commercial Sale in a particular country or countries, the License in that country or those countries will be deemed a License to the know-how and/or any other intellectual property rights which are not patents and are deemed part of the Licensed Technology. Thereafter, the Subsidiary will have an irrevocable option to obtain an exclusive license to the Licensed Technology by agreeing to pay Ocure 50% of the royalty and non-sale based sublicense consideration. A "First Commercial Sale" means the first sale of a product whose manufacture, use or sale is covered by the Licensed Technology and receipt of the sale proceeds by the Subsidiary, its affiliate or a sublicensee after receipt of all governmental and other regulatory approvals required to market and sell such product have been obtained in the country in which such product is sold.

The Subsidiary at its option, may terminate the License Agreement at any time by giving 90 days prior written notice to Ocure of the Subsidiary's intent to terminate.

Ocure, at its option, may terminate the License Agreement as follows:

•	Upon the Subsidiary's failure to cure a monetary breach of more than $10,000 within 90 days after receiving written notice of such breach from Ocure; or

•	Upon the Subsidiary's failure to cure a breach of a material term (other than a monetary breach) within 180 days after receiving written notice of such breach from Ocure; or

•	If an examination by Ocure's accountant shows an underreporting or underpayment by the Subsidiary in excess of 20% for any 12 month period; or

•	If the Subsidiary provides any false report, which has not been corrected within 60 days after written notice by Ocure or within 60 days after the Subsidiary becomes aware that false information has been provided, whichever occurs earlier.

In addition, if our company or the Subsidary passes a resolution for voluntary winding up or a winding up application is made against it and not set aside within 60 days, or if a receiver or liquidator is appointed and has not been removed within 60 days, or enters into winding up or insolvency or bankruptcy proceedings which have not been set aside within 60 days, all duties of Ocure and all rights (but not duties) of the Subsidiary under the License Agreement will immediately terminate without the necessity of any action being taken by Ocure or by the Subsidiary; and in addition, upon the Subsidiary passing a resolution to wind up, Ocure, at its option, may terminate the License Agreement immediately upon written notice to the Subsidiary.

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Business

Corporate Overview

We were incorporated in the state of Nevada on September 14, 2009. From inception until early 2015, we were engaged in the mineral exploration business.

Our Current Business

During early 2015, we decided to abandon our mineral exploration properties and on February 27, 2015, we entered into a letter of intent with Ocure Ltd. ("Ocure"), pursuant to which we agreed to exclusively license certain technology from Ocure related to the development of products and devices for the treatment of anal fissures under terms of a license agreement to be negotiated between us and Ocure.

On July 9, 2015, 2015 we incorporated Madison-IL Ltd. as our wholly-owned subsidiary under the laws of Israel. On August 5, 2015, our company and Madison-IL Ltd. entered into an exclusive license agreement with Ocure to license Ocure's semi-occlusive wound dressing for ambulatory treatment of acute and chronic anal fissure, pursuant to Ocure's patents and patent applications and to its production, use, import, offer for sale, sell, lease, distribute, or otherwise commercialize the Licensed Technology for uses classified as medical devices, or those otherwise approved ultimately as an OTC (over-the-counter) remedy.

With this licensing we are focusing our efforts on the development of products for the treatment of anal fissures. We are abandoning our efforts in the mineral exploration industry. Opportunities in that industry brought to our attention will be refused or redirected.

Based on the licensed technology, we intend to develop and produce propriety devices that present a novel approach for treating anal fissures that is safe and simple to use by patients with minimal discomfort.

The device that we intend to develop and market is a flexible medical foam wrapped with semi- occlusive wound dressing serving as a physical barrier to cover the anal fissure and maintain a moist physiological environment at the fissure lesion to provide optimal healing conditions. The rationale for our proposed device is that preserving the moist physiological environment in the injured lesion prevents fissure drying, promotes re-epithelialization and reduces the local pain in the rectum. This allows relieve of the anal spasm and accelerates the healing of the fissure wound. Insertion of the device is done with a specifically designed applicator to allow easy and accurate placement of the device in the anal canal. The device is intended to stay in the anal canal up to 24 hours. The device naturally exits the anal canal during bowel movement or is replaced manually after 12 hours. The device is intended for one-time use and is provided in a kit with a set of ten semi-occlusive wound dressings for 10-day treatment.

Marketing

Following completion of clinical approval, we intend to distribute our products mainly through distributors worldwide.

Market

Anal fissure represents a widespread anorectal problem encountered in the clinical practice and in non-clinical settings. Chronic anal fissures can occur in all age groups, though it is more common in young healthy adults. Annually, over four million people in the United States suffer from anal fissures. Based on current available treatments, about 750,000 patients are clinically treated in the United States. It is approximated that anal fissure represents 6% to 15% of all visits in colorectal units. Today, pharmacological treatments for anal fissure suffer from limited efficacy, side effects, high recurrences and patient dissatisfaction, while surgery treatment is more effective but causes irreversible damage to the anal muscles and carries a risk of fecal incontinence. We believe that currently, there is a significant medical need for a safe, non-invasive and effective treatment that will help to minimize pain, promote the healing of the fissure and reduce treatment duration.

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Competition

We believe that our proposed devices present a novel approach for treating anal fissures that are safe and simple to use by patients with minimal discomfort. The alternative treatments of anal fissure are based on drugs and surgical procedures.

The conventional therapies are:

Glyceryl trinitrate (Rectogesic): Side effects include severe headaches, blood pressure changes. Success rate is low and there is a slow healing process, if at all, of 6 to 8 weeks. The recurrence rate is as high as 50%. This is an off-label use of the drug administered, which is used twice a day.

Calcium channels blockers suffer from similar issues such as slow healing rates of 6 to 8 weeks, low success rate a recurrence rate of 40 to 60%. Drug administration is four times daily.

Botulinum toxin is expensive costing over $500 per shot. The recurrence rate is high at 40-55%. It is invasive and there is risk of temporary incontinence as well as the risk of abscess development.

The healing rate of medical therapy is only 40 - 60%, there are no approved treatments for anal fissure in the United States, and there is lack in industrial manufacturing of Nifedipine ointment in Europe.

Surgical procedures: Between 20% to 30% of chronic patients undergo an operation. There are over 100,000 operations conducted annually in the United States. Most anal fissure surgeries are performed in private clinics.

Research and Development Expenditures

We did not incur expenditures in research and development activities over the last two fiscal years. We intend to dedicate some of our capital to research and development in order to establish product sales in the foreseeable future.

Employees

We currently have no employees other than our sole director and officer. We intend to hire additional staff and to engage consultants in compliance, investor and public relations, and general administration. We also intend to engage experts in medical device industry and in general business to advise us in various capacities. As part of the License Agreement, we agreed that certain principals of Ocure would execute consulting and service agreements with our Subsidiary, and those agreements are being negotiated.

Intellectual Property

Our proposed device and related concept are covered by two broad patents maintained in the United States and Europe:

1.	Medical Instrument of treating and/or diagnosing of anorectal disorders, and devices and methods of insertion of such: pending in the United States, Europe and Israel. TITLE: A DEVICE AND METHOD FOR THE PROLONGED DELIVERY OF AN ACTIVE AGENT TO A BODY CAVITY Applicant: BRAVER David. The European Patent Application No. 07713261.1 was filed: February 15, 2007 and US Patent Appl. No. 12/279,362 was filed: February 15, 2007

2.	MEDICAL INSTRUMENTS OF TREATING AND/OR DIAGNOSING OF ANORECTAL DISORDERS, AND DEVICES AND METHODS... By Ocure Ltd. [BRAVER David et al]

European Patent Application No. 11770171.4 Filed August 25, 2011

U.S. Patent Application No. 13/818,692 Filed August 25, 2011

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The first patent describes the entire concept of the use of the device, while the second patent focuses on the unique design developed by Ocure.

Pursuant to the License Agreement, Ocure granted to the Subsidiary an exclusive, sublicensable, worldwide, license to Ocure's semi-occlusive wound dressing for ambulatory treatment of acute and chronic anal fissure, pursuant to Ocure's patents and patent applications listed above and to its production, use, import, offer for sale, sell, lease, distribute, or otherwise commercialize the licensed technology for uses classified as medical devices, or those otherwise approved ultimately as an OTC (over-the-counter) remedy.

Government Regulations

We anticipate that our products and operations will be subject to extensive and rigorous regulation by U.S. Food and Drug Administration ("FDA") and countries or regions in which we market our products.

United States

The FDA regulates the development, testing, manufacturing, labeling, storage, recordkeeping, promotion, marketing, distribution, and service of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets and the importation of medical devices manufactured abroad.

Unless an exemption applies, each new or significantly modified medical device we seek to commercially distribute in the United States will require either a premarket notification to the FDA requesting permission for commercial distribution under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA, also referred to as a 510(k) clearance, or approval from the FDA of a pre-market approval ("PMA") application. Both the 510(k) clearance and PMA processes can be expensive, and lengthy, and require payment of significant user fees, unless an exemption is available.

Under the FDCA, medical devices are classified into one of three classes-Class I, Class II or Class III-depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurances with respect to safety and effectiveness.

Class I devices are those for which safety and effectiveness can be reasonably assured by adherence to a set of regulations, referred to as General Controls, which require compliance with the applicable portions of the FDA's Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse events and malfunctions, and appropriate, truthful and non-misleading labeling and promotional materials. Some Class I devices, also called Class I reserved devices, also require premarket clearance by the FDA through the 510(k) premarket notification process described below. Most Class I products are exempt from the premarket notification requirements.

Class II devices are those that are subject to the General Controls, as well as Special Controls, which can include performance standards, guidelines and postmarket surveillance. Most Class II devices are subject to premarket review and clearance by the FDA. Premarket review and clearance by the FDA for Class II devices is accomplished through the 510(k) premarket notification process. Under the 510(k) process, the manufacturer must submit to the FDA a premarket notification, demonstrating that the device is "substantially equivalent," as defined in the statute, to either:

•	a device that was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted, or

•	another commercially available, similar device that was cleared through the 510(k) process.

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To be "substantially equivalent," the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

After a 510(k) notice is submitted, the FDA determines whether to accept it for substantive review. If it lacks necessary information for substantive review, the FDA will refuse to accept the 510(k) notification. If it is accepted for filing, the FDA begins a substantive review. By statute, the FDA is required to complete its review of a 510(k) notification within 90 days of receiving the 510(k) notification. As a practical matter, clearance often takes longer, and clearance is never assured. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, could require a PMA application. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer's determination. If the FDA disagrees with a manufacturer's determination regarding whether a new premarket submission is required for the modification of an existing device, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or approval of a PMA application is obtained. If the FDA requires us to seek 510(k) clearance or approval of a PMA application for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. In addition, in these circumstances, we may be subject to significant regulatory fines or penalties for failure to submit the requisite PMA application(s). In addition, the FDA is currently evaluating the 510(k) process and may make substantial changes to industry requirements.

If the FDA determines that the device is not "substantially equivalent" to a predicate device, or if the device is automatically classified into Class III, the device sponsor must then fulfill the much more rigorous premarketing requirements of the PMA approval process, or seek reclassification of the device through the de novo process. Pursuant to amendments to the statute in 2012, a manufacturer can also submit a petition for direct de novo review if the manufacturer is unable to identify an appropriate predicate device and the new device or new use of the device presents a moderate or low risk. We expect that our proposed device will be classified as Class II device and intend to submit a petition for direct de novo review for our proposed device.

Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by the General Controls and Special Controls described above. Therefore, these devices are subject to the PMA application process, which is generally more costly and time consuming than the 510(k) process. Through the PMA application process, the applicant must submit data and information demonstrating reasonable assurance of the safety and effectiveness of the device for its intended use to the FDA's satisfaction. Accordingly, a PMA application typically includes, but is not limited to, extensive technical information regarding device design and development, pre-clinical and clinical trial data, manufacturing information, labeling and financial disclosure information for the clinical investigators in device studies. The PMA application must provide valid scientific evidence that demonstrates to the FDA's satisfaction reasonable assurance of the safety and effectiveness of the device for its intended use.

In addition, after a device is placed on the market, numerous FDA and other regulatory requirements continue to apply. These include establishment registration and device listing with the FDA; compliance with medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur; and compliance with corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health. The FDA and the Federal Trade Commission ("FTC") also regulate the advertising and promotion of our products to ensure that the claims we make are consistent with our regulatory clearances, that there is scientific data to substantiate the claims and that our advertising is neither false nor misleading. In general, we may not promote or advertise our products for uses not within the scope of our intended use statement in our clearances or make unsupported safety and effectiveness claims. Many regulatory jurisdictions outside of the United States have similar regulations to which we are subject.

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Our manufacturing processes are required to comply with the FDA's Good Manufacturing Practice ("GMP") requirements contained in its Quality System Regulation ("QSR") and associated regulations and guidance. The QSR covers, among other things, the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation, and servicing of all medical devices intended for human use. The QSR also requires maintenance of extensive records which demonstrate compliance with FDA regulation, the manufacturer's own procedures, specifications and testing as well as distribution and postmarket experience. Compliance with the QSR is necessary to receive FDA clearance or approval to market new products and is necessary for a manufacturer to be able to continue to market cleared or approved product offerings in the United States. A company's facilities, records, and manufacturing processes are subject to periodic scheduled or unscheduled inspections by the FDA, which may issue reports known as Forms FDA 483 or Notices of Inspectional Observations which list instances where the FDA inspector believes the manufacturer has failed to comply with applicable regulations and/or procedures. If the observations are sufficiently serious or the manufacturer fails to respond appropriately, the FDA may issue Warning Letters, or Untitled Letters, which are notices of intended enforcement actions against the manufacturer. If a Warning Letter or Untitled Letter is not addressed to the satisfaction of the FDA, or if the FDA becomes aware of any other serious issue with a manufacturer's products or facilities, it could result in fines, injunctions, civil penalties, delays, suspension or withdrawal of clearances, seizures or recalls of products, operating restrictions, total shutdown of production facilities, prohibition on export or import and criminal prosecution. Such actions may have further indirect consequences for the manufacturer outside of the United States, and may adversely affect the reputation of the manufacturer and the product. In the United States, routine FDA inspections usually occur every two years, and may occur more often for cause.

To a greater or lesser extent, most other countries require some form of quality system and regulatory compliance, which may include periodic inspections, inspections by third party auditors, and specialized documentation. Failure to meet all the requirements of these countries could jeopardize our ability to import, market, support and receive reimbursement for the use of our products in these countries.

In addition to the above, we may seek to conduct clinical research on products that have not yet been cleared or approved for particular indications in clinical studies or trials in the United States or other countries. Additional regulations govern the approval, initiation, conduct, documentation and reporting of clinical studies to regulatory agencies in the countries or regions in which they are conducted. Such investigational use is generally also regulated by local and institutional requirements and policies which usually include review by an ethics committee or institutional review board ("IRB"). Failure to comply with all regulations governing such studies could subject the company to significant enforcement actions and sanctions, including halting of the study, seizure of investigational devices or data, sanctions against investigators, civil or criminal penalties, and other actions. Without the data from one or more clinical studies, it may not be possible for us to secure the data necessary to support certain regulatory submissions, to secure reimbursement or demonstrate other requirements. We cannot assure that access to clinical investigators, sites and subjects, documentation and data will be available on the terms and timeframes necessary.

Products manufactured outside the United States by or for us are subject to U.S. Customs and FDA inspection upon entry into the United States. We must demonstrate compliance of such products to U.S. regulations and carefully document the eventual distribution or re-exportation of such products. Failure to comply with all applicable regulations could prevent us from having access to products or components critical to the manufacture of finished products and lead to shortages and delays.

Foreign Regulation

In order for us to market our products in other countries, we must obtain regulatory approvals and comply with extensive product and quality system regulations in other countries. These regulations, including the requirements for approvals or clearance and the time required for regulatory review, vary from country to country. Some countries have regulatory review processes which are substantially longer than U.S. processes. Failure to obtain regulatory approval in a timely manner and to meet all local requirements including language and specific safety standards in any foreign country in which we plan to market our products could prevent us from marketing products in such countries or subject us to sanctions and fines.

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Commercialization of medical devices in Europe is regulated by the European Union ("EU"). Similar to the U.S., the EU recognizes different class of medical devices. The EU recognizes Class I, Class IIa, Class IIb or Class III medical devices, with the classification determination depending on the amount of potential risk to the patient associated with use of the medical device. Classification involves rules found in the EU's Medical Device Directive. Key questions of relevance include the degree of the device's contact with the patient, invasiveness, active nature, and indications for use. The medical device classes recognized in the EU are as follows:

•	Class I, which are considered low risk devices, such as wheelchairs and stethoscopes, and require pre-market notification prior to placing the devices onto the EU market;

•	Class IIa, which are considered low-medium risk devices and require certification by a Notified Body (which is a private commercial entity designated by the national government of an EU member state as being competent to make independent judgments about whether a medical device complies with applicable regulatory requirements);

•	Class IIb, which are considered medium-high risk devices and require certification by a Notified Body; and

•	Class III, which are considered high-risk devices and require certification by a Notified Body.

We anticipate that our proposed device would be classified as a Class IIa medical device based on the EU's medical device classes.

The EU presently requires that all medical products bear the Conformit Europ enne ("CE") mark, for compliance with the Medical Device Directive (93/42/EEC) as amended. The CE mark is an international symbol of adherence to certain essential principles of safety and performance mandated in applicable European medical device directives, which once affixed, enables a product to be sold in member countries of the EU and those affiliated which accept the CE mark. The CE mark is also recognized in many countries outside of the EU, such as Australia, and can assist in the clearance process. In order to affix the CE mark on products, a recognized European Notified Body must certify a manufacturer's quality system and design dossier for compliance with international and European requirements.

If we modify our existing products or develop new products in the future, we may need to apply for authorization to affix the CE mark to such products. We do not know whether we will be able to obtain authorization to affix the CE mark for new or modified products or whether we will continue to meet the safety and performance standards required to maintain the authorizations we have already received. If we are unable to maintain authorizations to affix the CE mark to our products, we will no longer be able to sell our products in member countries of the EU or those whose marketing authorizations are based on the CE Mark.

Regulations in other countries, including the requirements for approvals or clearance and the time required for regulatory review, vary from country to country. Certain countries have their own regulatory agencies. These regulations typically require regulatory approvals and compliance with extensive safety and quality system regulations. Failure to obtain regulatory approval in any foreign country in which we plan to market our products, or failure to comply with any regulation in any foreign country in which we market our products, may negatively impact our ability to generate revenue and harm our business. In addition, local regulations may apply which govern the use of our products and which could have an adverse effect on our product utilization if they are unfavorable. All such regulations are revised from time to time and in general are increasing in complexity, and in the scope and degree of documentation and testing required. There can be no assurance the outcomes from such documentation and testing will be acceptable to any particular regulatory agency or will continue to be acceptable over time. There are further regulations governing the importation, marketing, sale, distribution, use and service as well as the removal and disposal of medical devices. Failure to comply with any of these regulations could result in sanctions, fines and prevent us from marketing our products in these regions.

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Other Healthcare Laws

We may also be subject to federal and state healthcare laws and regulations pertaining to fraud and abuse, physician payment transparency and privacy and security laws and regulations. If our operations are found to violate any of the laws described above or any other laws and regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, the exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect our ability to market our products and materially adversely affect our business, results of operations and financial condition. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this report in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not generated any revenue from operations since our incorporation. We expect that our operating expenses will increase over the next 12 months as we ramp-up our business. As we cannot assure a lender that we will be able to successfully develop our products, we will almost certainly find it difficult to raise debt financing from traditional lending sources. If we cannot raise the money that we need in order to continue to operate our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. As of December 31, 2014, we had total current liabilities of $38,101. If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms.

In its report on the financial statements for the year ended March 31, 2014, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We may need to raise additional funds in the future which may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund potential acquisitions or investments, to refinance existing debt, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We are an early-stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

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Because our sole director and officer is not a resident of the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our sole director and officer.

Our sole director and officer is not a resident of the United States, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our sole director and officer, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the medical device industry. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Since the majority of our shares of common stock are owned by our two former officers and directors, our other stockholders may not be able to influence control of the company or decision making by management of the company.

Our two former officers and directors collectively beneficially own approximately 72.9% of our outstanding common stock. Their interests may not be, at all times, the same as that of our other stockholders. Where those conflicts exist, our stockholders will be dependent upon our current sole director exercising, in a manner fair to all of our stockholders, his fiduciary duties as officer or as member of our board of directors. Also, our two former officers and directors will have the ability to control the outcome of most corporate actions requiring stockholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority stockholders.

We have no employment or compensation agreements with our sole director and officer and as such he may have little incentive to devote time and energy to the operation of our company.

Our sole director and officer is not subject to any employment or compensation agreement with our company. Therefore, it is possible that he may decide to focus his efforts on other projects or companies which have a higher economic benefit to him. Currently, he is not obligated to spend any time at all on our business and could opt to leave our company for other opportunities or focus on other business which could negatively impact our ability to succeed. We do not have any expectation that our sole director or officer will enter into an employment or compensation agreement with our company in the foreseeable future and the loss of our sole director and officer may be highly detrimental to our ability to conduct ongoing operations.

Risks Relating to our Operations in Israel

Conditions in Israel and the surrounding Middle East may materially adversely affect our subsidiary's operations and personnel.

We anticipate that our subsidiary will have significant operations in Israel, including research and development. Since the establishment of the State of Israel in 1948, a number of armed conflicts and terrorist acts have taken place, which in the past, and may in the future, lead to security and economic problems for Israel. In addition, certain countries in the Middle East adjacent to Israel, including Egypt and Syria, recently experienced and some continue to experience political unrest and instability marked by civil demonstrations and violence, which in some cases resulted in the replacement of governments and regimes. Current and future conflicts and political, economic and/or military conditions in Israel and the Middle East region may affect our operations in Israel. The exacerbation of violence within Israel or the outbreak of violent conflicts involving Israel may impede our subsidiary's ability to engage in research and development, or otherwise adversely affect its business or operations. In addition, our subsidiary's future employees in Israel may be required to perform annual mandatory military service and be subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect on our subsidiary's operations. Hostilities involving Israel may also result in the interruption or curtailment of trade between Israel and its trading partners, which could materially adversely affect our results of operations.

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The ability of our subsidiary to pay dividends is subject to limitations under Israeli law and dividends paid and loans extended by our subsidiary may be subject to taxes.

The ability of our subsidiary to pay dividends is governed by Israeli law, which provides that dividends may be paid by an Israeli corporation only out of its earnings as defined in accordance with the Israeli Companies Law of 1999, provided that there is no reasonable concern that such payment will cause such subsidiary to fail to meet its current and expected liabilities as they come due. Cash dividends paid by an Israeli corporation to United States resident corporate parents are subject to provisions of the Convention for the Avoidance of Double Taxation between Israel and the United States, which may result in our subsidiary having to pay taxes on any dividends it declares.

Risks Relating to Our Business

The License Agreement may be terminated or Ocure may cancel the license agreement.

If the approval of the Office of the Chief Scientist of the Israeli Ministry of the Economy is not obtained for Ocure's performance of the License Agreement within 90 days of the date of the signature of the License Agreement, the License Agreement provides that it will become null and void. If the License Agreement is terminated, our business may be materially adversely affected. Ocure may also terminate the License Agreement if we breach certain terms of the License Agreement.

Our business may be affected by unfavorable publicity or lack of consumer acceptance.

We are highly dependent upon consumer acceptance of the safety, efficacy and quality of our products. Consumer acceptance of a product can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or to any of our products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that may question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates the use of our product with adverse effects, or that questions the benefits of our product or a similar product, or that claims that our products are ineffective, could reduce market acceptance of our products and could result in decreased product demand and could have a material adverse effect on our business, reputation, financial condition or results of operations.

If we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer.

Our future results of operations will depend to a significant extent upon our ability to successfully develop and commercialize new products and businesses in a timely manner. There are numerous difficulties in, developing and commercializing new products, including:

•	developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;

•	failure to receive requisite regulatory approvals for such products in a timely manner or at all;

•	developing and commercializing a new product is time consuming, costly and subject to numerous factors, including legal actions brought by our competitors, that may delay or prevent the development and commercialization of new products;

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•	experiencing delays or unanticipated costs;

•	significant and unpredictable changes in the payer landscape, coverage and reimbursement for our products;

•	experiencing delays as a result of limited resources at FDA or other regulatory agencies; and

•	changing review and approval policies and standards at FDA and other regulatory agencies.

As a result of these and other difficulties, products in development by us may or may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or other third-party partners. If any of our products are not approved in a timely fashion or, when acquired or developed and approved, cannot be successfully manufactured, commercialized or reimbursed, our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products.

Our expenditures may not result in commercially successful products.

We cannot be sure our business expenditures will result in the successful acquisition, development or launch of products that will prove to be commercially successful or will improve the long-term profitability of our business. If such business expenditures do not result in successful acquisition, development or launch of commercially successful brand products our results of operations and financial condition could be materially adversely affected.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the medical device industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our right to develop, manufacture or market products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the medical device industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms, or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our products are subject to a lengthy and uncertain U.S. regulatory review process. If we do not obtain and maintain the necessary U.S. regulatory authorizations, we will not be able to provide our products in the United States.

Our products and operations are subject to extensive regulation in the United States by the U.S. Food and Drug Administration or FDA. The FDA regulates the development, bench and clinical testing, manufacturing, labeling, storage, record keeping, promotion, sales, distribution and postmarket support and reporting of medical devices in the United States to ensure that medical products distributed in the United States are safe and effective for their intended uses. In order for us to market certain products for use in the United States, we generally must first obtain clearance from the FDA pursuant to the Federal Food Drug and Cosmetic Act. Clearance under Section 510(k) requires demonstration that a new device is substantially equivalent to another device with 510(k) clearance or grandfathered status. Clearance under the de novo review requires that a new device presents a moderate or low risk.

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In addition, if we develop products in the future that are not considered to be substantially equivalent to a device with 510(k) clearance or grandfathered status or presenting more than a moderate or low risk, we will be required to obtain FDA approval by submitting a PMA. The FDA may not act favorably or quickly in its review of our 510(k), de novo review or PMA submissions, or we may encounter significant difficulties and costs in our efforts to obtain FDA clearance or approval, all of which could delay or preclude sale of new products in the United States. Furthermore, the FDA may request additional data or require us to conduct further testing, or compile more data, including clinical data and clinical studies. Regulatory policy affecting our products can change at any time. The changes and their impact on our business cannot be accurately predicted. Changes in the FDA 510(k) or de novo review process could make approval more difficult to obtain, increase delay, add uncertainty and have other significant adverse effects on our ability to obtain and maintain approval for our products. The FDA may also, instead of accepting a 510(k) or de novo review submission, require us to submit a PMA, which is typically a much more complex, lengthy and burdensome application. To support a PMA, the FDA would likely require that we conduct one or more clinical studies to demonstrate that the device is safe and effective. In some cases such studies may be requested for non-PMA submissions as well. We may not be able to meet the requirements to obtain 510(k) or de novo review clearance or PMA approval, in which case the FDA may not grant any necessary clearances or approvals. In addition, the FDA may place significant limitations upon the intended use of our products as a condition to a 510(k) or de novo review clearance or PMA approval. Product applications can also be denied or withdrawn due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following clearance or approval. Any delays or failure to obtain FDA clearance or approvals of new products we develop, any limitations imposed by the FDA on new product use, or the costs of obtaining FDA clearance or approvals could have a material adverse effect on our business, financial condition and results of operations.

Our products are subject to various international regulatory processes and approval requirements. If we do not obtain and maintain necessary international regulatory approvals, we will not be able to provide our products in foreign countries.

To be able to provide our products in other countries, we must obtain regulatory approvals and comply with the regulations of those countries which may differ substantially from those of the United States. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals is complex, and we cannot be certain that we will receive regulatory approvals in any foreign country in which we plan to market our products, or to obtain such approvals on a favorable schedule. If we fail to obtain or maintain regulatory approval in any foreign country in which we plan to market our products, our ability to generate revenue will be harmed.

The EU requires that manufacturers of medical products obtain the right to affix the CE mark to their products before selling them in member countries of the EU. The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the authorization to affix the CE mark to products, a manufacturer must obtain certification that its processes meet certain European quality standards. If we are unable to obtain permission to affix the CE mark to our products, we will not be able to sell our products in member countries of the EU and many affiliated countries that accept the CE mark, which would have a material adverse effect on our results of operations. Some member states of the European Union have additional requirements for registration and notification which may add to the time and effort to obtain market access. In addition, the regulations applied to end users of our products may increase over time, forcing us to provide additional solutions to regulations which do not apply directly to us, but which apply indirectly as they may limit our customers' ability to use our products.

We operate in a competitive industry and may face competition from potential competitors that develop products, treatments or procedures that are similar, more advanced, safer or more effective than ours.

Our potential competitors may develop products, treatments or procedures that are similar, more advanced, safer or more effective than ours. The medical device industry is very competitive and subject to significant technological and practice changes. We expect to face competition from many different sources with respect to our existing products and products that we may seek to develop or commercialize in the future.

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Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products, treatments or procedures that are safer, more effective, are more convenient or are less expensive than our existing products or any product that we may develop. Many of our potential competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we may have. Mergers and acquisitions in the medical device industry market may result in even more resources being concentrated among a smaller number of our potential competitors. Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

To successfully market and sell our products, we must address many issues with which we have little or no experience.

Over the long term, we intend to grow our business in the United States and internationally, and to do so we will need to attract distributors or expand our sales operations to effectively sell our products. Distributors may not commit the necessary resources to market and sell our products in accordance with our expectations. If future distributors do not perform adequately, or we are unable to locate distributors for particular geographic areas, we may not realize expected long term revenue growth. Sales of our products are subject to a number of risks, including:

•	varying coverage and reimbursement processes and procedures;

•	difficulties in staffing and managing foreign operations;

•	reduced protection for intellectual property rights in some countries;

•	export restrictions, trade regulations and foreign tax laws;

•	fluctuating foreign currency exchange rates;

•	foreign certification and regulatory requirements;

•	lengthy payment cycles and difficulty in collecting accounts receivable;

•	customs clearance and shipping delays;

•	political and economic instability; and

•	preference for locally produced products.

If one or more of these risks is realized, it could require us to dedicate significant resources to remedy the situation, our plan to market and sell our products may fail and our financial performance may suffer as a result.

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We anticipate that we will depend on limited or single source suppliers and vendors for components and services used in the manufacture of our products, and the partial or complete loss of these suppliers or vendors could cause customer supply or production delays and a substantial loss of revenues.

We anticipate that we will depend on limited or single source suppliers for certain key components, and limited vendors for certain services, used to manufacture our products, making us susceptible to quality issues, shortages and price changes. Any of these limited or single source suppliers or vendors could stop producing or supplying our components or stop performing services used to manufacture our products, cease operations or be acquired by, or enter into exclusive arrangements with, one or more potential competitors. As a result, these suppliers and vendors could stop providing components or services to us at commercially reasonable prices, or at all. Because there are a limited number of suppliers and vendors that manufacture the components and provide the services used to manufacture our products, it may be difficult to quickly identify alternate suppliers or vendors or to qualify alternative components or services on commercially reasonable terms, and our ability to satisfy customer demand may be adversely affected, which could result a substantial loss of revenue.

In the future, we may be subject to product liability and negligence claims relating to the use of our products that could be expensive, divert management's attention and harm our business.

Our business exposes us to significant risks of product liability claims, which are inherent to the medical device industry. Claims could be brought against us if use or misuse of our device causes, or merely appears to have caused, personal injury or death. Product liability claims may be brought by individuals or by groups seeking to represent a class. Future product liability claims against us, regardless of their merit, may result in negative publicity about us that could ultimately harm our reputation and could have a material adverse effect on our business, financial condition, results of operations.

We may be subject to product recalls that could negatively affect our business.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brand and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

Risks Relating to Our Common Stock

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 75,000,000 shares of common stock, of which 6,850,000 shares of common stock are issued outstanding as of August 5, 2015. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of our stockholders. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we were a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We have, until now, been classified as a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933 because we have had nominal assets and nominal operations. Accordingly, the shares of our common stock can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(a)(1), if available, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act of 1933 using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(a)(1) of the Securities Act of 1933 may be available for holders of our shares to resell their shares, because we are a shell company, such holders may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act of 1933, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in a prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of our company.

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Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently quoted on the OTC Bulletin Board and the OTC Pink marketplace of OTC Markets Group Inc., there is no market for our common stock. Even when a market is established and trading begins, trading through the OTC Bulletin Board or the OTC Pink marketplace is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading of our stock is restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (known as "FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

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Item 9.01 Financial Statements and Exhibits.

Exhibits

No.	Description

10.2	Licensing Agreement dated August 5, 2015 with Ocure Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Ventures Inc.

August 11, 2015	By:	/s/ Gene Gregorio
Gene Gregorio
President, Secretary, Treasurer and Director

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